UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMBASSADORS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2101 4th Avenue, Suite 210
Seattle, Washington 98121

June [__], 2010

To our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “annual meeting”) of Ambassadors International, Inc. which will be held at 2:00 p.m., local time, on Friday, July 30, 2010, at 767 Third Avenue, 37th Floor, New York, New York 10017.  All holders of our outstanding common stock as of the close of business on June 18, 2010, are entitled to vote at the annual meeting.  Enclosed is a copy of the notice of annual meeting of stockholders, proxy statement and proxy.

We hope that you will be able to attend the annual meeting.  Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy in the enclosed envelope in order to make certain that your shares will be represented at the annual meeting.

Sincerely,

Hans Birkholz
Chief Executive Officer

AMBASSADORS INTERNATIONAL, INC.
2101 4th Avenue, Suite 210
Seattle, Washington 98121

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, July 30, 2010

NOTICE IS HEREBY GIVEN that the 2010 annual meeting of stockholders of Ambassadors International, Inc., a Delaware corporation, will be held at 2:00 p.m., local time, on Friday, July 30, 2010, at 767 Third Avenue, 37th Floor, New York, New York 10017 for the following purposes:

1.           To elect one (1) Class I director to hold office for a three-year term and until his successor is elected and qualified;

2.           To consider and approve an amendment to the Company’s Certificate of Incorporation to (i) effectuate a reverse split of our issued and outstanding shares of common stock at a ratio of 1-for-8, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share, and (ii) proportionally reduce the total number of shares of common stock that the Company is authorized to issue;

3.           To consider and approve amendments to the Company’s Amended and Restated 2005 Incentive Award Plan (the Incentive Award Plan or the Plan) to (i) increase the maximum number of shares of our common stock that may be issued under the Plan from 1,200,000 to 3,200,000 shares (before giving effect to the proposed reverse stock split) and (ii) increase the maximum number of shares of common stock with respect to one or more awards that may be granted to any participant during any calendar year from 500,000 to 700,000 shares (before giving effect to the proposed reverse stock split); and

4.           To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on Friday, June 18, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjourned meetings thereof.  Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting.  Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

Notice of internet availability of proxy materials: You may view the Company’s annual report on Form 10-K for the year ended December 31, 2009, this notice of annual meeting of stockholders, the proxy statement and proxy card online at [www.ambassadors.com/2010 annual meeting].

By Order of the Board of Directors

Mark Detillion
Chief Financial Officer and Secretary

Dated: June [__], 2010

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL 1 ELECTION OF DIRECTOR	3
PROPOSAL 2 APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK	6
OTHER BUSINESS	21
CORPORATE GOVERNANCE	22
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS	25
INFORMATION CONCERNING MANAGEMENT AND EXECUTIVE COMPENSATION	26
EXECUTIVE COMPENSATION	27
DIRECTOR COMPENSATION	29
EQUITY COMPENSATION PLAN INFORMATION	31
AUDIT COMMITTEE	31
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	34
OTHER MATTERS	35

AMBASSADORS INTERNATIONAL, INC.
2101 4th Avenue, Suite 210
Seattle, Washington 98121

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Ambassadors International, Inc. (“Ambassadors,” the “Company,” “we,” “our” or “us”) for use at the 2010 annual meeting of stockholders to be held at 2:00 p.m., local time, on Friday, July 30, 2010, at 767 Third Avenue, 37th Floor, New York, New York 10017, and at any adjournment thereof.  It is anticipated that this proxy statement and accompanying proxy will be mailed on or about June 30, 2010 to all stockholders entitled to vote at the annual meeting.  When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.

At the close of business on June 18, 2010, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had issued and outstanding [26,571,092] shares of common stock, $0.01 par value per share.  Each share of our common stock entitles the holder of record thereof to one vote on any matter coming before the annual meeting.  Only stockholders of record at the close of business on June 18, 2010, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

Voting

You may vote by attending the annual meeting and voting in person.  You may also vote by completing and mailing the enclosed proxy card.  If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares.  All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies.

The method of voting by proxy differs for shares held as a record holder and shares held in “street name,” which means shares that are held of record by a broker, bank or other nominee.  If you hold your shares of our common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage-paid envelope or otherwise mailing it to us by following the instructions on the enclosed proxy card.  If you hold your shares of our common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares.  Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone.  Please see the voting instructions from your broker, bank or nominee that accompany this proxy statement.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting.  Please note, however, that if your shares are held in street name and you wish to vote at the annual meeting, you must bring to the annual meeting a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the annual meeting.

Your vote is very important.  Accordingly, please complete, sign and return the enclosed proxy card or voting instruction card whether or not you plan to attend the annual meeting in person.  If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

Any stockholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice to our Corporate Secretary, bearing a date later than the date of the proxy, stating that the proxy is revoked, or by signing and delivering a new proxy, relating to the same shares and bearing a later date than the original proxy.  In addition, a stockholder of record attending the annual meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the annual meeting will not of itself revoke the proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Ambassadors International, Inc., 2101 4th Avenue, Suite 210, Seattle, Washington 98121, Attention: Corporate Secretary.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee.  You must contact your broker, bank or other nominee to find out how to do so.  The enclosed proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the notice of annual meeting and with respect to other matters which may be properly brought before the annual meeting.  At the time of printing this proxy statement, our management is not aware of any other matters to be presented for action at the annual meeting.  If, however, other matters which are not now known to our management should properly come before the annual meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of our board of directors.  Our board of directors is recommending a vote “FOR” the director nominee, “FOR” the reverse stock split, and “FOR” the amendment to the Incentive Award Plan.

Quorum and Vote Required

Under Delaware law and our bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders.  Shares of our common stock represented in person or proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

Brokers, banks or other nominees who hold shares of our common stock in street name for a beneficial owner of those shares may not have the authority to vote in their discretion on proposals when they have not received instructions from beneficial owners.  Broker non-votes are shares of voting stock held in record name by brokers, banks and other nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares.

For Proposal 1, a director will be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, which means that the nominee receiving the highest number of affirmative votes of the shares entitled to be voted will be elected.  This means that the nominee for Class I director receiving the highest number of votes will be elected as Class I director.  Brokers do not have discretionary authority to vote on the election of directors.  Thus, broker non-votes will likely result from the vote on the election of directors.  Any broker non-vote or abstention will not have an effect on the election of directors.

For Proposals 2 and 3, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the annual meeting will be required to approve the reverse stock split and the amendments to the Incentive Award Plan.  Brokers do not have discretionary authority to vote on the reverse stock split or the amendment to the Incentive Award Plan.  Abstentions and broker non-votes will have the same effect as voting against these proposals, because an absolute number of affirmative votes is required, regardless of how many votes are cast, and abstentions and broker non-votes are not affirmative votes.

Solicitation

We will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. Proxies may be solicited personally, by mail, or by telephone, by directors, officers, and regular employees of Ambassadors who will not be additionally compensated therefor.

The matters to be considered and acted upon at the annual meeting are referred to in the preceding notice and are more fully discussed below.

PROPOSAL 1
ELECTION OF DIRECTOR

We have a classified board of directors consisting of five directors, divided as equally as possible into three classes.  At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on that annual meeting date.

At this year’s annual meeting, one Class I director is to be elected.  Our board of directors has nominated for re-election at the annual meeting as Class I director the incumbent director in that Class, Stephen P. McCall.  The enclosed proxy will be voted in favor of the election of Mr. McCall unless contrary instructions are given.  If elected, Mr. McCall will continue to serve as director for a three-year term ending at the time of our annual meeting of stockholders in the year 2013, and until his successor is elected and qualified.

Set forth below is certain information as of June 15, 2010 regarding the nominee and each person whose term of office as a director will continue after the annual meeting:

Name	Position with Company	Age	Director Since	Term Expires
Class I Director, currently standing for re-election:
Stephen P. McCall(1)(2)(3)	Director	40	2009	2010
Class III Directors, whose terms expire at the annual meeting to be held in 2011:
Timothy J. Bernlohr(1)(2)(4)	Director	51	2010	2011
Hans Birkholz(5)	Director, President and Chief Executive Officer	50	2010	2011
Class II Directors, whose terms expire at the annual meeting to be held in 2012:
Eugene I. Davis(1)(2)(3)	Chairman of the Board	55	2009	2012
Daniel J. Englander(1)(2)	Director	40	2008	2012

(1)           Member of the Audit Committee.
(2)           Member of the Compensation and Corporate Governance Committee.
(3)           Appointed to the board of directors on November 17, 2009.
(4)           Appointed to the board of directors on February 17, 2010.
(5)           Appointed to the board of directors on May 17, 2010.

Director Biographical Information

Class I Director Nominee Standing for Re- Election for a Three-Year Term Expiring at the 2013 Annual Meeting

Stephen P. McCall has served as a director since November 2009. Mr. McCall has 15 years of private equity investing experience focused on growth capital and buyout investments. He founded and is currently a Managing Member of Blackpoint Equity Partners LLC, a private equity investment firm. Prior to founding Blackpoint, he was a General Partner at Seaport Capital, a private equity investment firm, where he was employed from 1997 through 2007. Previously, Mr. McCall worked at Patricof & Co. Ventures, a private equity investment firm, and Montgomery Securities in the Corporate Finance Department.  Mr. McCall has been a director of Otelco Inc. (including its predecessor Rural LEC Acquisition LLC) since January 1999 and served as Chairman of the Board of Rural LEC Acquisition LLC until the closing of its initial public offering on December 21, 2004. Mr. McCall is also a director of several private companies.  He graduated from Stanford University with an A.B. in economics.  Mr. McCall possesses particular knowledge and experience in private equity investing, portfolio management, analyzing potential acquisitions, raising equity, debt financing and setting company strategy.

Our board of directors unanimously recommends that you vote “FOR” the election of Mr. McCall as a director.

Class III Directors Continuing Until the 2011 Annual Meeting

Timothy J. Bernlohr has served as a director of the Company since February 2010. Mr. Bernlohr is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. He founded the consultancy in 2005. Mr. Bernlohr is the former President and Chief Executive Officer of RBX Industries, Inc., which was a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to the automotive, construction and industrial markets. Prior to joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr is also chairman of the board of directors of The Manischewitz Company and a director of Atlas Air Worldwide Holdings, Inc, Nybron Flooring International, Trident Resources Corporation, Bally Total Fitness Corporation, Hayes Lemmerz Inc., Hilite International and Aventine Renewable Energy. Within the past five years Mr. Bernlohr has served as a director of WCI Steel, Inc. General Chemical Industrial Products, Inc., General Insulation Company, Zemex Minerals, PetroRig Pte Ltd., Cadence Innovation, LLC, and BHM Technologies, Inc.  Mr. Bernlohr is a graduate of The Pennsylvania State University. Mr. Bernlohr possesses particular knowledge and experience in operations, finance, accounting, strategic planning and corporate governance.

Hans Birkholz has served as a director since May 2010 and was appointed our President and Chief Executive Officer in May 2010.  Mr. Birkholz previously served as President and Chief Operating Officer of Grand Expeditions, Inc., a collection of travel companies specializing in unique luxury travel experiences.  Prior to Grand Expeditions, Mr. Birkholz was part of the executive management team of The Moorings, the world’s largest sailing vacation company.  As Vice President of Global Sales and Marketing and later Co-President of The Moorings, he led all sales, marketing and fleet planning for the company’s charter and yacht sales business lines.  Before launching his travel industry career, Mr. Birkholz’s broad business background included restaurants, consumer packaged goods and financial services.  Mr Birkholz received a B.S. in Business Administration from the University of Minnesota and holds an M.B.A. degree from the University of Pennsylvania.

Class II Directors Continuing Until the 2012 Annual Meeting

Eugene I. Davis has served as chairman of our board of directors since November 2009.  Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a member of the Board of Directors of Knology, Inc., DEX One Corp., Atlas Air Worldwide Holdings, Inc., Rural/Metro Corp, Spectrum Brands, Inc. and TerreStar Corporation.  Within the last five years, Mr. Davis has served as a Director of Delta Airlines, Inc., Haights Cross Communications, Inc., SeraCare Life Sciences Inc., Solutia, Inc., Atari, Inc., Exide Technologies, IPCS, Inc., Knology Broadband, Inc., Oglebay Norton Company, Tipperary Corporation, McLeod Communications, Footstar, Inc., PRG Schultz International, Inc., Silicon Graphics, Inc., Foamex, Inc., Ion Broadcasting, Viskase Companies, Inc. and Media General, Inc. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations.

Daniel J. Englander has served as a director since November 2008. Mr. Englander is the founder and currently the Managing Partner of Ursula Investors, an investment partnership founded in 2004. Prior to Ursula Investors, Mr. Englander served as a Managing Director of Allen & Company where he was employed for a period of 12 years. Mr. Englander has over 15 years of Wall Street experience and is a graduate of Yale University. Mr. Englander is currently on the Board of Directors of America’s Car-Mart, Inc. and Copart, Inc. Mr. Englander’s background in investment management and finance qualify him as an audit committee financial expert and enable him to be a valuable resource to us with respect to financial and business issues.

Messrs. Davis and McCall were initially appointed to our board of directors in accordance with agreements entered into between the Company and Whippoorwill Associates, Inc. and Polygon Investments Inc., respectively, in connection with the Company’s exchange offer consummated in November 2009, pursuant to which the Company issued shares of common stock and its 10% Senior Secured Notes due 2012 in exchange for a portion of its outstanding 3.75% Convertible Senior Notes due 2027. Under such agreements, the Company agreed to elect as a director one (1) individual designated by the counterparty to each agreement promptly after consummation of the exchange offer. Mr. Davis was designated by Whippoorwill Associates, Inc. and Mr. McCall was designated by Polygon Investments Inc.  Each of Mr. Davis and Mr. McCall joined our board on November 17, 2009. John Bianco, who had been similarly designated by Highbridge Capital Management, LLC, also became a director on November 17, 2009.  Mr. Bianco resigned as a director on February 15, 2010 and the board of directors subsequently elected Mr. Bernlohr to fill the resulting vacancy.

There are no other arrangements or understandings known to us between any of our directors or nominees for director and any other person pursuant to which any such person was or is to be elected a director.

PROPOSAL 2
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
O EFFECT A REVERSE STOCK SPLIT AND TO REDUCE
THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

General

Our board of directors has approved, and is hereby soliciting stockholder approval of, an amendment to our certificate of incorporation to effect a reserve stock split at a ratio of one-for-eight, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share, in the form set forth in Appendix A to this proxy statement (the “Reverse Stock Split Amendment”). A vote FOR this Proposal 2 will constitute approval of the Reverse Stock Split Amendment providing for the combination of eight (8) shares of common stock into one share of common stock. If our stockholders approve this proposal, our board of directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment. If, however, the Reverse Stock Split Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on July 30, 2011, the board of directors will abandon the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would proportionately reduce the number of authorized shares of our common stock but would not change the par value of a share of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder held immediately prior to the reverse stock split.

If the stockholders approve Proposal 2, it is expected that the reverse stock split will be effected promptly.  However, the board of directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

Purpose of the Reverse Stock Split Amendment

Our common stock currently trades on the Nasdaq Global Select Market under the symbol “AMIE”.  The Nasdaq Global Select Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange.  One of these criteria is that a company’s common stock have a closing bid price that is greater than or equal to $1.00 per share.

Currently, we meet all of the Nasdaq Global Select Market’s continued listing criteria, other than the minimum bid price requirement.  November 28, 2008 was the last day our common stock traded at or above $1.00 per share.  On November 12, 2009, we received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market Listing Qualifications Department indicating that we failed to meet the minimum bid price requirement, and that we must do so by May 11, 2010 to avoid potential delisting of our common stock.  On May 12, 2010 we received a Nasdaq Staff Determination Letter indicating we had not regained compliance with the minimum bid requirement.  The May 12, 2010 letter also indicated that our stock would be suspended from trading at the opening of business on May 21, 2010, and that our stock would be removed from listing on the NASDAQ Global Market, if we did not request a hearing before a Listing Qualifications Panel in accordance with Nasdaq procedures to appeal the staff’s determination.  We requested a hearing to appeal the staff’s determination, which had the effect of staying the suspension.  This hearing will be held on June 24, 2010.  In preparation for this hearing, we have advised Nasdaq that we are proposing a one-for-eight reverse stock split for stockholder approval at the Annual Meeting.  We believe that approval of the proposed reverse stock split would allow us to regain compliance with this continued listing standard.

The purpose of the reverse stock split is to increase the per share trading value of our common stock.  If the stockholders approve the reverse stock split, it is expected that the reverse stock split will be effected promptly.  However, the board of directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our common stock. Any fractional shares that would otherwise be issuable as a result of the split will be rounded up to the nearest whole share. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split Amendment will be as follows:

●
each eight (8) shares of common stock owned by a stockholder, as determined by the board of directors, will be combined into one new share of common stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

●	the number of shares of common stock issued and outstanding will be reduced from approximately 26.5 million shares to approximately 3.3 million shares;

●	the number of authorized shares of common stock will be reduced from 40 million shares to five million shares;

●
proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding convertible notes, options, restricted stock awards, restricted stock units, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

●	the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately.

Our authorized capital stock currently consists of 40,000,000 shares of common stock, par value $0.01, and two million shares of undesignated preferred stock, $0.01 par value. As of [June 18, 2010], we had [26,571,092] shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding and 7,000 shares of common stock reserved for issuance under outstanding convertible notes, options and warrants.

The effect of the one-for-eight reverse stock split would be (i) the reduction of the number of total authorized shares of common stock under our certificate of incorporation from 40 million to five million, (ii) the reduction of the number of shares of common stock outstanding from 26,571,092 to 3,321,387, (iii) the reduction of the number of shares of common stock reserved for issuance from 7,000 to 875 (without giving effect to the amendments to the Incentive Award Plan set forth in Proposal 3 of this Proxy Statement), and (iv) the reduction of the resulting number of shares of common stock available for issuance from 13,421,908 to 1,677,738 (after the number of shares of common stock reserved for issuance is taken into account but without giving effect to the amendments to the Incentive Award Plan set forth in Proposal 3 of this Proxy Statement).  The approximate number of shares of common stock outstanding, shares of common stock reserved for issuance and shares of common stock available for issuance are subject to the treatment of fractional shares.

Certain Risks Associated with the Reverse Stock Split

●
If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

●	There can be no assurance that the reverse stock split will result in any particular price for our common stock. As a result, the trading liquidity of our common stock may not necessarily improve.

●
There can be no assurance that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on June 7, 2010 of $0.48 per share, if the reverse stock split were implemented and approved, there can be no assurance that the post-split market price of our common stock would be $3.84 or greater. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

●
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our board of directors intends to effect the reverse stock split, if approved by our stockholders, because the board believes that a decrease in the number of shares is likely to improve the trading price of our common stock and therefore is in the best interests of the Company and its stockholders.  However, the board of directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that it would no longer be in the best interests of the Company and its stockholders.

Effective Time

The proposed reverse stock split would become effective as of 11:59 p.m., Eastern Time (the “Effective Time”) on the date of filing of the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware.  Except as explained below with respect to fractional shares, on the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of our common stock in accordance with the reverse stock split ratio of one-for-eight.

After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act.  Our common stock will continue to be listed on the Nasdaq Global Select Market under the symbol “AMIE”, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for the proposed amendment to the certificate of incorporation to effect a reserve stock split, the board of directors expects to implement the reverse stock split amendment.  However, the board reserves the authority to decide, in its discretion, to abandon or delay the reverse stock split after such vote and before the effectiveness of the reverse stock split if it determines that the reverse stock split is no longer in the best interest of the Company and its stockholders.

Fractional Shares

Our stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split.  Instead, any fractional shares that would otherwise be issuable as a result of the split will be rounded up to the nearest whole share.

Effect on Beneficial Holders of Common Stock (i.e. stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name”.  However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares.  If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Effect on Certificated Shares

Stockholders holding shares of our common stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock which they are entitled as a result of the reverse stock split.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock.  As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock.  This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect).  This discussion is limited to U.S. holders (as defined below) that hold their shares of our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment).

This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

●	stockholders that are not U.S. holders;

●	financial institutions (including banks and regulated investment companies);

●	insurance companies;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons who own more than 5% of our outstanding stock;

●	persons that hold our common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

●	U.S. holders who acquired their shares of our common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.  Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of the reverse stock split under state, local or foreign tax laws.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of our common stock are urged to consult with their own tax advisors as to the tax consequences of the reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws and the impact of receiving additional shares in lieu of fractional shares.

For purposes of this section, the term “U.S. holder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

●	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

●
a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

A U.S. holder generally should not recognize any gain or loss as a result of the reverse stock split.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the common stock received in the reverse stock split should equal such stockholder’s aggregate tax basis in our common stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split common stock for which cash is received. The holding period for the shares of our common stock received in the reverse stock split generally will include the holding period for the shares of our common stock exchanged therefor.

Required Vote and Recommendation

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the annual meeting will be required to approve the Reverse Stock Split Amendment.

The board of directors unanimously recommends a vote “FOR” the proposal to amend our certificate of incorporation to (i) effect a reverse stock split at a ratio of one-for-eight at any time prior to July 30, 2011, and (ii) proportionately reduce the number of authorized shares as set forth in Proposal 2.

PROPOSAL 3
APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED
2005 INCENTIVE AWARD PLAN

Our board of directors has determined that it is advisable and in our best interests and in the best interests of our stockholders to amend our Amended and Restated  2005 Incentive Award Plan (the “Plan”) to (i) increase the maximum number of shares of our common stock that may be issued under the Plan from 1,200,000 to 3,200,000 shares (before giving effect to the reverse stock split) and (ii) increase the maximum number of shares of common stock with respect to one or more awards that may be granted to any participant during any calendar year from 500,000 to 700,000 shares (before giving effect to the reverse stock split).  In the event Proposal 3 is adopted and the reverse stock split set forth in Proposal 2 of this Proxy Statement is also approved and implemented, the maximum number of shares of our common stock that may be issued under the Plan will be 400,000 shares and the maximum number of shares of common stock with respect to one or more awards that may be granted to any participant during any calendar year will be 87,500 shares.

Our board of directors unanimously approved and adopted these amendments to the Amended and Restated 2005 Incentive Award Plan (the “Plan Amendments”), subject to stockholder approval. The board is seeking approval of the Plan Amendments by our stockholders.

Currently, only 48,649 shares of common stock remain available for future grants of awards under the Plan, a number that is insufficient for our future needs.  If our stockholders approve the Plan Amendments, 2,000,000 additional shares (or 250,000 shares if the reverse stock split described in Proposal 2 of this Proxy Statement is also approved and implemented) will be available for future grants (including the stock options granted to Hans Birkholz, as described below).  The Plan Amendments will become effective immediately upon stockholder approval. Should our stockholders not approve the Plan Amendments, the Plan will remain in full force as previously in effect.

The principal features of the Plan, as proposed to be amended by the Plan Amendments, are summarized below, but the summary is qualified in its entirety by reference to the Plan, a copy of which, together with a copy of the proposed Plan Amendments, is attached hereto as Appendix B.  We encourage you to read the Plan carefully.

Purpose of the Plan

The purpose of the Plan is to provide additional incentive for directors, key employees and consultants to further our and our subsidiaries’ growth, development and financial success by personally benefiting through the ownership of our common stock, or other rights which recognize such growth, development and financial success. Our board of directors also believes that the Plan enables us to obtain and retain the services of directors, key employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success.

Securities Subject to the Plan

Pursuant to the Plan, the maximum aggregate number of shares of common stock that may be issued or transferred pursuant to awards will be 3,200,000 shares (or 400,000 shares if the reverse stock split is approved and implemented), increased from 1,200,000 shares as a result of the Plan Amendments.  In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our common stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the Plan, the administrator of the Plan has the authority in its sole discretion to appropriately adjust:

●
the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the Plan (including, but not limited to, adjusting the limitation on the maximum number and kind of shares that may be issued to any one individual during any calendar year);

●	the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the Plan; and

●	the grant or exercise price with respect to any outstanding award.

To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the Plan. Additionally, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award under the Plan will be available for future grants under the Plan. If any shares of restricted stock are surrendered by a participant or repurchased by us pursuant to the terms of the Plan, such shares also will be available for future grants under the Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Plan.

The shares of common stock covered by the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the Plan, the fair market value of a share of common stock as of any given date is the closing price of a share of common stock as reported on the NASDAQ Stock Market on such date, or if the shares were not traded on such date, then on the next preceding date on which a trade occurred. The closing share price for our common stock on June 14 ,2010 was $0.51, as reported on the NASDAQ Stock Market.

Eligibility

Our employees, consultants and directors are eligible to receive awards under the Plan. As of June 14, 2010, we had approximately 57 employees and we currently have five directors, four of whom are independent directors. The administrator determines which of our employees, consultants and directors will be granted awards, except that in the case of the granting of options and restricted stock to independent directors, such determinations will be made by our board of directors. No employee, independent director or consultant is entitled to participate in the Plan as a matter of right, nor does any such participation constitute assurance of continued employment or board service. Only those employees, independent directors and consultants who are selected to receive grants by the administrator may participate in the Plan.

Awards Under the Plan

The Plan provides that the administrator may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof.  Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options.  Non-Qualified stock options (“NQSOs”) will provide for the right to purchase shares of common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance milestones.  NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.

Incentive Stock Options.  Incentive stock options (“ISOs”) will be designed to comply with the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and will be subject to certain restrictions contained in the Code.  Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant; ISOs, however, may be subsequently modified to disqualify them from treatment as ISOs.  The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by us (including all options granted under the Plan and all other option plans of us or any parent or subsidiary of us) that may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of $100,000.  To the extent this limit is exceeded, the options granted will be NQSOs.  In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all of our classes of stock (a “10% Owner”), the Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Stock Appreciation Rights.  Stock appreciation rights provide for the payment of an amount to the holder based upon increases in the price of our common stock over a set base price.  The base price of any SAR granted under the Plan must be at least 100% of the fair market value of a share of common stock on the date of grant. SARs under the Plan will be settled in cash or shares of common stock, or in a combination of both.

Restricted Stock.  Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance milestones), as may be determined by the administrator.  Restricted stock, typically, may be repurchased by us at the original purchase price, or surrendered, if the conditions or restrictions are not met.  In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions applicable to such shares are removed or expire.  Recipients of restricted stock, unlike recipients of options, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse.

Deferred Stock Awards.  Like restricted stock, deferred stock may not be sold, or otherwise hypothecated or transferred.  Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied.

Restricted Stock Units.  Restricted stock units entitle the holder to receive vested shares of common stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance milestones.  Although similar to deferred stock awards, the shares of common stock issued pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred.

Dividend Equivalents.  Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to the number of shares covered by the stock options, SARs or other specified awards held by the participant.  Dividend equivalents may be paid in cash or shares of common stock.

Performance Awards.  Performance awards may be granted by the administrator to employees, consultants or independent directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient.  Generally, these awards will be based on specific performance criteria and may be paid in cash or in shares of common stock, or in a combination of both.  Performance awards may include “phantom” stock awards that provide for payments based upon the value of our common stock.  Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of common stock, or in a combination of both.

Stock Payments.  Stock payments may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation—including, without limitation, salary, bonuses, commissions and directors’ fees—that would otherwise be payable in cash to the employee, independent director or consultant.

The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.  The administrator may grant to such persons stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of specified performance criteria which are related to one or more of the following performance goals, as applicable to us or any subsidiary, division, operating unit or individual:

●	net earnings (either before or after interest, taxes, depreciation and/or amortization);

●	sales or revenue;

●	net income (either before or after taxes);

●	operating earnings;

●	cash flow (including, but not limited to, operating cash flow and free cash flow);

●	return on assets;

●	return on stockholders’ equity;

●	return on sales;

●	gross or net profit margin;

●	expense;

●	working capital;

●	earnings per share;

●	price per share of stock; and

●	market share.

Any of the specified performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  Each of the performance criteria will be measured in accordance with generally accepted accounting principles to the extent applicable.

The maximum number of shares which may be subject to awards granted under the Plan to any individual during any calendar year may not exceed 700,000 shares of common stock (or 87,500 shares if the reverse stock split is approved and implemented), giving effect to the proposed increase from 500,000 shares of common stock as a result of the Plan Amendments, subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects the common stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the Plan.  In addition, certain employees—those whose compensation in the year of grant is, or in a future fiscal year may be, subject to the limitation on deductibility under Section 162(m) of the Code may not receive performance awards payable in the form of a cash bonus in excess of $2,000,000 with respect to any calendar year.

Terms of Options

Term of Options

For options granted to our employees, directors and consultants, the term of an option will be set by the administrator, but will not be more than 10 years from the date the option is granted (five years in the case of an ISO granted to a 10% Owner).  Generally, an option granted to an employee, director or consultant may only be exercised while such person remains our employee, director or consultant, as applicable, or for a specified period of time (up to the remainder of the option term) following the optionee’s termination of employment, directorship or the consulting relationship, as applicable.

Vesting of Options

Each option agreement will contain the period during which the right to exercise the option in whole or in part vests in the optionee.  At any time after the grant of an option, the administrator may accelerate the period during which such option vests.  No portion of an option which is unexercisable at an optionee’s termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the administrator either in the agreement relating to the stock option or by action following the grant of the option.

Exercise of Options

An option may be exercised for any vested portion of the shares subject to the option until the option expires.  Only whole shares of common stock may be purchased.  An option may be exercised by delivering to our Corporate Secretary a written or electronic notice of exercise on a form provided by us, together with full payment for the shares in the form of cash or a check payable to us in the amount of the aggregate option exercise price.  However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

●	the delivery of certain shares of common stock which have been owned by the optionee;

●	the surrender of shares of common stock which would otherwise be issuable upon exercise of the option;

●	the delivery of property of any kind which constitutes good and valuable consideration;

●
a special sale and remittance procedure pursuant to which the optionee will place a market sell order with a broker with respect to the shares of common stock then issuable upon exercise of the option and the broker pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

●	any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and NQSOs may be transferred with the administrator’s consent to certain family members and trusts.  Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

Administration of Plan

With respect to awards granted to our independent directors, the administrator of the Plan is our board of directors.  The Compensation and Corporate Governance Committee of our board of directors is the administrator of the Plan for all persons, unless our board of directors assumes authority for administration.  The Compensation and Corporate Governance Committee must consist of two or more directors, each of whom qualifies as a “non-employee director” pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Code.  The Compensation and Corporate Governance Committee may delegate its authority to grant awards under the Plan to persons other than our officers, or to a committee consisting of one or more Compensation and Corporate Governance Committee members or officers.

The administrator has the power to:

●	select which directors, employees and consultants are to receive awards and the terms of such awards,

consistent with the Plan;

●	determine whether options are to be NQSOs or ISOs, or whether awards are to qualify as “performance-based” compensation under Section 162(m) of the Code;

●	construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

●	adopt rules for the administration, interpretation and application of the Plan;

●	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the Plan; and

●	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award.

Amendment and Termination of Plan

The administrator may amend the Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NASDAQ Stock Market (or any other market or stock exchange on which the common stock is at the time primarily traded).  Additionally, stockholder approval will be specifically required to (i) increase the number of shares available for issuance under the Plan, (ii) expand the classes of persons to whom awards may be granted under the Plan, or (iii) decrease the exercise price of any outstanding option or stock appreciation right granted under the Plan.

The administrator may terminate the Plan at any time.  However, in no event may an award be granted pursuant to the Plan on or after March 18, 2015.

Federal Income Tax Consequences Associated with the Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the Plan.  This summary deals with the general tax principles that apply and is provided only for general information.  Some kinds of taxes, such as state and local income taxes, are not discussed.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.  The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal circumstances.  This summarized tax information is not tax advice.

Non-Qualified Stock Options

If an optionee is granted a NQSO under the Plan, the optionee will not have taxable income on the grant of the option.  Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of common stock at such time.  The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option.  Any subsequent gain or loss generally will be taxable as capital gains or losses.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the grant of an ISO, and no taxable income is recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes.  The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition.  For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying.  A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise.  If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares.  If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares.  We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Stock Appreciation Rights

No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares received will be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock

In general, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code.  However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture, the participant will be taxed on the difference, if any, between the fair market value of the common stock on the date the restrictions lapsed and the amount the participant paid, if any, for such restricted stock.  Recipients of restricted stock under the Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the difference, if any, between the fair market value of the common stock on the date of transfer and the amount the participant paid, if any, for such restricted stock.  If the Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock

A participant generally will not have ordinary income upon grant of restricted stock units or deferred stock.  When the shares of common stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalents

A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant.  At the time a dividend equivalent is paid, however, the participant will recognize ordinary income.

Performance Awards

A participant who has been granted a performance award generally will not recognize taxable income at the time of grant.  When an award is paid, whether in cash or shares of common stock, the participant generally will recognize ordinary income.

Stock Payments

A participant who receives a stock payment in lieu of a cash payment generally will be taxed as ordinary income in the amount as if he or she received the cash payment.

Tax Deductions and Section 162(m) of the Code

In general, we will be entitled to a compensation deduction when and for the same amount that the recipient recognizes ordinary income.

Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million in any one year.  This Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee.  In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date).  Performance or incentive awards granted under the Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest upon the pre-established objective performance goals described above.

Stock options and SARs granted under the Plan are structured in a manner that is intended to constitute “qualified performance-based compensation” and, therefore, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation.  In addition, the Plan is structured in a manner that is intended to provide the Compensation and Corporate Governance Committee with the ability to provide other awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code which, if granted, should not be subject to the $1,000,000 limitation.  We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.  This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.  In addition, the Plan allows for grants of awards that do not satisfy the requirements for “qualified performance-based compensation” and which would be subject to the $1,000,000 limitation.

Section 409A of the Code

Certain awards under the Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation.  Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income.  If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax.  The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.  The additional income tax is equal to 20% of the compensation required to be included in gross income.  Stock options, SARs, restricted stock and deferred stock awards granted under the Plan are structured in a manner that is intended to be exempt from the requirements of Section 409A.  With respect to any awards granted under the Plan that are subject to Section 409A (depending on their specific terms), the Plan includes provisions that are intended to comply with the requirements of Section 409A.

Section 280G of the Code

In addition to the federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times the individual’s “base amount” (as defined in Section 280G), then any amount received in excess of the base amount shall be considered an “excess parachute payment.”  Under certain circumstances, awards under the Plan may give rise to excess parachute payments.  If so, then in addition to any income tax which would otherwise be owed in connection with such payment, the individual will be subject to an excise tax equal to 20% of such excess payment, and we will not be entitled to any tax deduction to which we would have been entitled with respect to such excess parachute payment.

Plan Benefits

Because grants of awards under the Plan are subject to the discretion of the plan administrator, awards under the Plan that will be made for the upcoming year are indeterminable, except that the stock options described below with respect to Hans Birkholz were granted on May 10, 2010, subject to stockholder approval of the Plan Amendments at the Annual Meeting.  Future option exercise prices under the Plan are also indeterminable because they will be based upon the fair market value of our common stock on the date of grant.

As of May 31, 2010, the following persons or groups had, in total, received the following aggregate number of options to purchase shares of our common stock, or restricted stock awards, that are currently outstanding under the Plan:

Name and Position	Number of Shares

Eugene I. Davis, Director and Chairman of the Board	321,211

Stephen P. McCall, Director	53,535

Timothy J. Bernlohr, Director	53,535

Daniel J. Englander, Director	53,535

Arthur A. Rodney, Former Chairman, President and Chief Executive Officer	53,535

Hans Birkholz, Director, President and Chief Executive Officer	662,939(1)

Mark Detillion, Chief Financial Officer	0

Tammy Smolkowski, Chief Accounting Officer	0

Other Employees	7,000

All current executive officers as a group (3 persons)	662,939(1)
All current directors who are not executive officers as a group (4 persons)	481,816
All employees, including all current officers who are not executive officers, as a group	669,939

(1)           Represents stock options to purchase 662,939 shares of common stock at a price of $0.57 per share granted to Hans Birkholz, our new Chief Executive Officer, pursuant to the terms of his employment agreement, which grant is subject to stockholder approval of the Plan Amendments.  The option strike price is the closing  price of the common stock on May 10, 2010, which was Mr. Birkholz’s first day of employment and the date of grant of the options.

Our board of directors unanimously recommends a vote “FOR” the approval of the proposed Amendments to the Amended and Restated 2005 Incentive Award Plan.

OTHER BUSINESS

We do not know of any other business to be presented to the annual meeting and do not intend to bring any other matters before such meeting. If any other matters properly do come before the annual meeting, however, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

CORPORATE GOVERNANCE

We believe that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will ensure that we are managed for the long-term benefit of our stockholders.  During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.  We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission (“SEC”) and the listing standards of the NASDAQ Global Market.

Our board of directors maintains a code of ethics and conduct that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics can be found on our website at www.ambassadors.com by clicking on “Investor Information” and “Corporate Governance”. You may also obtain a copy of the code of ethics and conduct and other information regarding our corporate governance practices by writing to our Corporate Secretary, at Ambassadors International, Inc., 2101 Fourth Avenue, Suite 201, Seattle, Washington 98121. We intend to timely disclose any amendments to or waivers of certain provisions of our code of ethics and conduct applicable to our Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and other senior financial officers on our website at www.ambassadors.com.

Determination of Independence of Directors

Under the listing standards of the NASDAQ Global Market, a director qualifies as “independent” only if our board of directors affirmatively determines that the director has no material relationship with us (either directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In November 2009 and February and May 2010, upon the appointment of members to our board of directors, the board of directors reviewed the independence of its members. During these reviews, our board of directors considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates, including those reported under “Election of Directors — Director Biographical Information” above. In making independence determinations, our board of directors considered each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship. The purpose of these reviews was to determine whether any such relationships or transactions would interfere with the director’s independent judgment, and therefore be inconsistent with a determination that the director is independent.

As a result of its review, our board of directors has affirmatively determined that the nominee for election and all of the continuing directors, except for Hans Birkholz, are independent.  Hans Birkholz is not an independent director because he serves as our Chief Executive Officer.  Our board previously determined that, except for Joseph J. Ueberroth and Arthur A. Rodney, who each served as our Chief Executive Officer during a portion of 2009, the other directors who served during 2009 are independent.

Our independent directors regularly meet in executive sessions. In 2009, the independent directors met nine times in executive session.  Since November 17, 2009, the chairman of the Board has been Eugene Davis, an independent director.

Meetings of the Board of Directors and Committees of the Board

During 2009, there were 37 meetings of our board of directors.  Our board of directors has a standing Audit Committee and a Compensation, Nominating and Corporate Governance Committee.  Each of our independent directors serves on these committees.  Each director attended 75% or more of the aggregate of the total board of directors meetings and his or her committee meetings in 2009.

We have a policy encouraging our directors to attend the annual meeting of our stockholders.  Two directors then in office attended the 2009 annual meeting.

Our board of directors has adopted written charters for our Audit Committee and Compensation and Corporate Governance Committee, each of which is available at our website at www.ambassadors.com by clicking on “Investor Information” and “Corporate Governance”.  In addition, the charter for each of our committees is available in print to any stockholder who requests a copy.  Please direct all requests to our Corporate Secretary at Ambassadors International, Inc., 2101 Fourth Avenue, Suite 201, Seattle, Washington 98121.

Audit Committee

Stephen P. McCall (chairman), Timothy J. Bernlohr, Eugene I. Davis and Daniel J. Englander are the current members of our Audit Committee. Our board of directors has determined that Messrs. Davis and Englander qualify as “audit committee financial experts” under the rules of the SEC, and that Messrs. Davis and Englander meet the financial sophistication requirement rules of the NASDAQ Global Market, and are independent under the requirements of the rules of the SEC. The Audit Committee selects our independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by and fees paid to the independent registered public accountants, reviews the independence of the independent registered public accountants, considers the range of audit and any non-audit fees and reviews the adequacy of our internal accounting controls and financial management practices. The Audit Committee has reviewed and reassessed the adequacy of the Audit Committee charter on an annual basis. The Audit Committee met eight times during 2009.

Compensation and Corporate Governance Committee

Timothy J. Bernlohr (chairman), Eugene I. Davis, Stephen P. McCall and David J. Englander are the current members of the Compensation and Corporate Governance Committee (Compensation Committee).  Our board of directors has determined that each of the members of the Compensation Committee qualifies as an independent director.  Among other things, this committee is responsible for determining compensation for our executive officers and for administering both the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc. and the 2005 Incentive Award Plan of Ambassadors International, Inc.  During 2009, our Compensation Committee and Corporate Governance Committee were separate.  The Compensation Committee met two times in 2009 and the Corporate Governance Committee met one time in 2009.

Compensation decisions for our executive officers and our directors are made by the Compensation Committee.  Our Chief Executive Officer makes recommendations to the Compensation Committee on equity compensation to our employees and executive officers (other than the Chief Executive Officer).  All decisions regarding equity compensation to our executive officers, employees and directors are made by the Compensation Committee.

Board Nominations

Director candidates are nominated by our board of directors, as we do not have a separate nominating committee due to the size of our board of directors.  The board of directors does not impose any specific, minimum qualifications that must be met by director nominees, but rather the board of directors will consider candidates based upon their: (i) business and financial experience, such as serving as an executive officer or former executive officer of a publicly held company in our industry or otherwise, (ii) personal characteristics, such as integrity, ethics and values, (iii) expertise that is complementary to the background and experience of our other board of directors members, (iv) experience as a board member of another publicly held company, (v) willingness to devote the required amount of time to carrying out the duties and responsibilities of board of directors membership, (vi) willingness to objectively appraise management performance, (vii) academic expertise in an area of our operations, (viii) practical and mature business judgment and (ix) any such other qualifications our board of directors deems necessary to ascertain the candidate’s ability to serve on our board of directors.

In addition, although the Company does not have a formal policy regarding the consideration of diversity in identifying and evaluating potential director candidates, the board will consider diversity in the context of the board as a whole and takes into account the personal characteristics (gender, ethnicity and age), skills and experience, qualifications and background of current and prospective directors’ diversity as one factor in identifying and evaluating potential director candidates.

The board of directors will consider director nominee recommendations from stockholders for consideration at the 2011 Annual Meeting, only if the recommendation is received not later than December 15, 2010, from a security holder or group of security holders that beneficially owns more than five percent (5%) of our outstanding common stock for at least one year as of the date the recommendation is made.  A stockholder interested in recommending a director candidate may do so by mailing the candidate’s detailed resume and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board of directors.  The stockholder must also provide biographical information similar to what is required to be disclosed in a proxy statement.  In addition, the stockholder must include the consent of the candidate to serve as director if elected and must describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise.  The stockholder must submit proof of his or her holding of our common stock.  We may request from the recommending stockholder such other information as we deem necessary to evaluate the stockholder nominee.  All communications are to be directed to the chairman of the board of directors at Ambassadors International, Inc., 2101 Fourth Avenue, Suite 201, Seattle, Washington 98121.  The board of directors applies the same criteria to nominees recommended by stockholders as to new candidates it considers.

The board of directors reviews each existing director whose term is set to expire and considers the following in determining whether to nominate the director for re-election: (i) the director’s overall effectiveness; and (ii) whether changes in employment status, health, community activity or other factors may impair the director’s continuing contributions to our board of directors.

Board Leadership Structure and Role in Risk Oversight

Currently, Eugene I. Davis serves as the Chairman of the board of directors and Hans Birkholz serves as our Chief Executive Officer and President as well as a member of the board of directors.  The board determined that the role of Chairman of the board should be separated from the role of Chief Executive Officer because it believes that this currently provides the most efficient and effective leadership model for the Company.  The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and technical expertise that each of these individuals possesses.  We believe that separating these positions allows the Chairman of the board to lead the board in its fundamental role of providing direction and guidance to management while allowing our Chief Executive Officer to focus on our day-to-day business.  In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance.

Our board of directors has affirmatively determined that all of our directors other than Mr. Birkholz are independent.  The Company maintains Audit and Compensation and Corporate Governance Committees comprised solely of independent directors.

The board as a whole has ultimate responsibility for the Company’s risk oversight function.  The board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management.  Certain risks are overseen by committees of the board of directors and these committees make reports to the full board of directors, including reports on noteworthy risk management issues.  Financial risks are overseen by the Audit Committee, which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures.  Compensation risks are overseen by the Compensation and Corporate Governance Committee.  Members of the Company’s senior management team regularly report to the full board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures.  Additional review or reporting on risks is conducted as needed or as requested by the board or its committees.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table shows ownership of our common stock on June 15, 2010, based on [26,571,092] shares of common stock outstanding on that date, by (i) each person known to us to own beneficially more than five percent (5%) of our capital stock; (ii) each director and executive officer; and (iii) all current directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.  Also, unless otherwise indicated in the footnotes to the following table, the business address for each person below is 2101 Fourth Avenue, Suite 201, Seattle, Washington 98121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
Whippoorwill Associates, Inc.	5,836,060(2)	22.2%
Highbridge International LLC	3,856,333(3)	14.5%
Polygon Global Opportunities Master Fund	3,801,213(4)	14.5%
FMR LLC	1,843,012(5)	7.01%
Eugene I. Davis	321,211(6)	1.2%
Timothy J. Bernlohr	53,535(7)	*
Daniel J. Englander	276,779(8)	1.0%
Stephen P. McCall	53,535(9)	*
Hans Birkholz	-(10)	*
Mark Detillion	-(11)	*
Tammy Smolkowski	-(12)	*
All current executive officers and directors as a group	705,860	2.7%

* Less than 1%

(1)           Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which are purchasable under options which are currently exercisable or which will become exercisable no later than 60 days after April 15, 2010 which are indicated in the footnotes, are deemed outstanding for computing the percentage of shares held by the person holding such options but are not deemed outstanding for computing the percentage of shares held by any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Each of the named executive officers’ shares owned includes shares of restricted stock, as indicated in footnotes. The holders of our restricted stock are entitled to vote and receive dividends, if declared, on the shares of our common stock covered by the restricted stock grant.

(2)           This information is based upon a Schedule 13D/A filed with the SEC dated March 26, 2010 by Whippoorwill Associates Incorporated setting forth information as of such date. Shelly F. Greenhaus, as president and principal of Whippoorwill Associates Incorporated, and Steven K. Gendal, as principal of Whippoorwill

Associates Incorporated, may also be deemed to beneficially owns such shares. The address for Whippoorwill Associates Incorporated is 11 Martine Avenue, White Plains, New York 10606.

(3)           This information is based upon a Form 4 filed with the SEC dated June 14, 2010 by Highbridge International LLC setting forth information as of such date. Highbridge Capital Management, LLC, the trading manager of Highbridge International LLC and Glenn Dubin, the chief executive officer of Highbridge Capital Management LLC, may also be deemed to beneficially own such shares. The address for Highbridge International LLC is c/o Harmonic Fund Services, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies.

(4)           This information is based upon a Schedule 13G filed with the SEC dated November 13, 2009 by Polygon Global Opportunities Master Fund setting forth information as of such date. Polygon Investments Ltd., as investment manager, Polygon Investment Management Limited, Polygon Investment Partners LLP, as investment manager, Polygon Investment Partners LP, as investment manager, Polygon Investment Partners GP, LLC and Reade E. Griffith and Patrick G.G. Dear may also be deemed to beneficially own these shares as a group. The address for Polygon Global Opportunities Master Fund is c/o Polygon Investment Partners, LLP, 4 Sloane Terrace, London, SW1X9DQ, United Kingdom.

(5)           This information is based upon a Schedule 13G filed with the SEC dated February 16, 2010 by FMR LLC setting forth information as of December 31, 2009. According to such filing, wholly-owned subsidiaries or affiliates of FMR LLC, or the Fidelity Funds, including a registered investment advisor, own these shares. FMR LLC does not have the power to vote or direct the voting of shares owned by Fidelity Funds, which power resides with the Fidelity Funds Board of Trustees. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)           Eugene I. Davis is the Chairman of our board of directors.  All of his shares beneficially owned represent restricted stock.

(7)           Timothy J. Bernlohr is a director.  All of his shares beneficially owned represent restricted stock.

(8)           Daniel J. Englander is a director.  Includes 217,244 shares held indirectly with Ursula Capital Partners; Mr. Englander is the Managing Partner of Ursula Capital Investors.  Also includes 53,535 shares of restricted stock.

(9)           Stephen P. McCall is a director.  All of his shares beneficially owned represent restricted stock.

(10)           Hans Birkholz is our president, chief executive officer and a director.  The table does not include options to purchase 662,939 shares that were granted to Mr. Birkholz on May 10, 2010, subject to the approval of Proposal 3 by our stockholders at the Annual Meeting.  None of such options will vest prior to 60 days after June 15, 2010.

(11)           Mark Detillion is our chief financial officer.

(12)           Tammy Smolkowski is our chief accounting officer.

INFORMATION CONCERNING
MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Biographical Information

The biographical information for our current executive officers is set forth below:

Hans Birkholz.  See “Director Biographical Information” above.

Mark Detillion, 48, has served as our chief financial officer since April 1, 2009.  For the previous eight years, Mr. Detillion served as the vice president of finance and chief financial officer for Cruise West in Seattle, WA.  Prior to Cruise West, Mr. Detillion spent several years as the chief financial officer for Shilo Inns in Portland, OR.  He also served as the director of finance for Holland America Lines.

Tammy Smolkowski, 52, has served as our chief accounting officer since March 2010 and as our corporate controller since April 2009. Prior to joining the Company, Ms. Smolkowski was a director of finance at AT&T Wireless and has held various vice president and controller positions in both public and private companies.

Ms. Smolkowski holds a license in Washington as a Certified Public Accountant and received her Bachelor of Science from Texas A&M University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the two individuals who served as our Chief Executive Officers  during 2009, Arthur A. Rodney and Joseph J. Ueberroth, for our current principal financial officer, Mark Detillion, our current Chief Accounting Officer, Tammy Smolkowski, our former Vice President and General Counsel, Joseph G. McCarthy, and our former Chief Financial Officer, Laura Tuthill (collectively, our “named executive officers”):

Name and Principle Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Arthur A. Rodney Former Chairman, President and Chief Executive Officer	2009 2008 2007	$59,748 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$59,748 N/A N/A
Mark Detillion Chief Financial Officer	2009 2008 2007	$138,647 N/A N/A	$75,000 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$500 N/A N/A	$214,147 N/A N/A
Tammy Smolkowski Chief Accounting Officer	2009 2008 2007	$93,477 N/A N/A	$25,000 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$118,477 N/A N/A
Joseph J. Ueberroth Former Chairman, President and Chief Executive Officer	2009 2008 2007	$127,926 $375,000 $375,000	$0 $0 $0	$0 $197,500 $743,000	$0 $0 $799,200	$0 $0 $0	$0 $0 $0	$0 $90 $26,300	$127,926 $1,575,919 $1,261,238
Joseph G. McCarthy Former Vice President and General Counsel	2009 2008 2007	$113,884 $175,000 $175,000	$40,385 $40,000 $40,000	$0 $58,267 $12,093	$0 $111,013 $80,047	$0 $0 $0	$0 $0 $0	$14,318(3) $83 $938	$167,731 $384,363 $308,078
Laura Tuthill Former Chief Financial Officer	2009 2008 2007	$61,207 $200,000 $193,333	$30,769 $50,000 $50,000	$0 $65,697 $13022	$0 $112,733 $53,748	$0 $0 $0	$0 $0 $0	$15,750(4) $590 $965	$107,361 $429,020 $311,069

(1)           Refer to “Notes to Consolidated Financial Statements—Stock Plans” included in our Annual Report on Form 10-K for the year ended December 31, 2009 (filed on March 31, 2010) for the relevant assumptions used to determine the valuation of our stock and option awards.

(2)           Includes amounts received for 401(k) matching contributions.

(3)           Includes severance payment in the amount of $13,462, reimbursement for life insurance premiums and amounts received for 401(k) matching contributions.

(4)           Includes severance payment in the amount of $15,385, reimbursement for life insurance premiums and amounts received for 401(k) matching contributions.

On March 20, 2009, Joseph J. Ueberroth resigned as our president and chief executive officer, effective as of April 1, 2009 and from the board of directors, effective March 20, 2009.  In March 2009, Arthur Rodney, a member of our Board, was appointed to serve as our interim president and chief executive officer.  From March 2009 through November 2009, Mr. Rodney received $8,000 per month to serve as president and chief executive officer.  From November 2009 through May 2010, Mr. Rodney received $14,000 per month to serve in this position.

On May 10, 2010, Hans Birkholz joined the Company as president and, on May 17, 2010, Mr. Birkholz took on the additional title of chief executive officer.  Mr. Rodney resigned as an officer and director of the Company effective May 17, 2010 pursuant to a letter agreement under which he will serve as a consultant to the Company for a one-year period .  In connection with his resignation, Mr. Rodney received an award of 53,535 shares of restricted stock, which will vest over a 12-month period.

Employment Agreements and Severance Agreements

Joseph Ueberroth

On November 2, 2006, we entered into an employment agreement with Joseph J. Ueberroth, who was then our chairman, president and chief executive officer, which provided Mr. Ueberroth with certain severance and other benefits upon a termination of his employment by us without “cause” or by Mr. Ueberroth with or without “good reason” or upon a “change of control” of us (in each case as defined in the employment agreement), his death or permanent disability.  The employment agreement provided that, in the event of termination of Mr. Ueberroth’s employment by us without cause or by Mr. Ueberroth with good reason, we were to pay Mr. Ueberroth the sum of (i) an amount equal to the projected cost of Mr. Ueberroth’s medical insurance under COBRA for the eighteen month period immediately following the termination, and (ii) an amount equal to two times the average annual base salary plus the average annual bonus paid to Mr. Ueberroth for the two full fiscal years immediately preceding termination (the value of annual bonuses includes, in addition to cash amounts, the values ascribed to option and share grants for financial accounting purposes on the dates of grants). In addition to these severance amounts, all unvested stock options and stock grants held by Mr. Ueberroth were to immediately vest as of the date of termination. Subject to the terms and conditions of the employment agreement, in the event of termination of Mr. Ueberroth’s employment by Mr. Ueberroth without good reason and upon at least twelve months notice, the employment agreement required us to pay Mr. Ueberroth the sum of (i) an amount equal to the projected cost of Mr. Ueberroth’s medical insurance under COBRA for the eighteen month period immediately following the termination, and (ii) an amount equal to one times the average annual base salary plus the average annual bonus paid to Mr. Ueberroth for the two full fiscal years immediately preceding termination. In the event of a termination of Mr. Ueberroth’s employment by us due to death or disability, all of Mr. Ueberroth’s unvested stock options and stock grants were to fully vest on such date. In addition, in the event of a change of control, all of Mr. Ueberroth’s unvested stock options and stock grants were to fully vest.

On December 15, 2008, Mr. Ueberroth notified us that he elected to forego approximately $3 million in cash compensation due in September 2009, pursuant to section 4 of his employment agreement, and his 2008 long term compensation in common shares of the company valued at $750,000 that was due pursuant to Section 3 of his employment agreement.  On March 20, 2009, Mr. Ueberroth resigned as our president, chief executive officer and director, foregoing any severance due him under the terms of his employment agreement with the Company.

Mark Detillion

On February 27, 2009, we entered into an employment agreement with our new chief financial officer, Mark Detillion, that provides for severance equal to four months base salary upon termination for any reason other than an illegal act. As the employment agreement does not provide a term of employment, Mr. Detillion is an at-will employee.

Hans Birkholz

On April 26, 2010, we entered into an employment agreement with Hans Birkholz naming him our President and Chief Executive Officer.  The employment agreement provides for Mr. Birkholz to have an annual base salary of $350,000, subject to annual review by the board of directors.  Mr. Birkholz is also eligible to receive an annual bonus of up to 50% of his base salary, based upon performance and the achievement of specific objectives established by the Compensation Committee of the board of directors.  In addition to his annual performance bonus, Mr. Birkholz will also receive a special 2010 bonus in the amount of $82,290, which will be earned and payable in monthly installments over a twelve-month period, commencing in June 2010.  Because the employment agreement has no fixed term, Mr. Birkholz will be an “at will” employee.

The employment agreement also provides for a one-time grant of stock options to purchase 2.5% of the Company’s outstanding common stock (approximately 662,900 shares) pursuant to the Company’s Amended and Restated 2005 Incentive Award Plan on the start date, May 10, 2010, subject to receiving stockholder approval at the 2010 annual meeting for certain amendments to increase the number of shares available under the 2005 Incentive Award Plan and with respect to the award.   The options will vest at a rate of 25% on each of the first four anniversaries of the start date, provided that Mr. Birkholz is still employed by the Company on the applicable vesting date.  Any unvested options will become fully vested upon a change in control (as defined in the employment agreement).  The employment agreement states that the board of directors will make an appropriate adjustment to the number of options granted to adjust for the dilutive effect of any common stock issuance in connection with any exchange of the Company’s outstanding 3.75% Convertible Notes due 2027 for shares of the Company’s common stock or shares of the Company’s common stock and the Company’s 10% Senior Secured Notes due 2012 (the “New Notes’) including if there is any issuance of common stock to holders of New Notes pursuant to the “most favored nation” provision of the indenture for the New Notes.

If the Company terminates the employment agreement other than for “cause” or if Mr. Birkholz resigns due to “good reason” (in each case, as such terms are defined in the employment agreement), Mr. Birkholz would continue to receive any unpaid portion of the special 2010 bonus and, so long as Mr. Birkholz executes, if requested, a separation agreement and general release in the form then used by the Company for its employees generally, the employment agreement provides for Mr. Birkholz to receive severance benefits equal to one year’s annual base salary (payable in monthly installments over a one-year period following termination) and payment of his health insurance premiums by the Company for one year.  If Mr. Birkholz’s employment terminates due to his death or “disability” (as defined in the employment agreement), he is entitled to receive any unpaid portion of the special 2010 bonus and certain other benefits.

Under the terms of the employment agreement, Mr. Birkholz is also entitled to reimbursement of certain expenses associated with his relocation to Seattle. He will be eligible to participate in all employee benefit plans and perquisite programs generally available to senior management personnel of the Company.  The employment agreement also contains customary confidentiality, work product, non-competition and non-solicitation provisions.

Outstanding Equity Awards at Fiscal Year End-2009

At December 31, 2009, there were no outstanding equity awards held by any of our named executive officers.

DIRECTOR COMPENSATION

Our compensation program for non-employee directors is designed to align the directors’ interests with the long-term interests of our stockholders and to fairly compensate our directors for the work that is required.  Each of our non-employee directors receives an annual retainer, which amount is determined each year by our board of directors. We do not pay additional cash compensation to our directors for their services on committees of the board or for attendance at meetings of the board of directors or any committees upon which they sit.  However, we reimburse all directors for out-of-pocket expenses incurred in connection with their attendance at board and committee meetings. We also periodically award restricted stock or options to purchase our common stock to our directors.

Our president and chief executive officer, Hans Birkholz, is not compensated for his service on our board of directors.

Director Compensation Table-2009

The table below summarizes the compensation received by our non-employee directors who served on our board of directors during the year ended December 31, 2009:

Name	Fees earned or paid in cash ($)	Stock awards ($)(5)	Option awards ($)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings ($)	All other compensation	Total ($)
Eugene I. Davis, Chairman(1)	$12,500	$157,393					$169,893
Daniel J. Englander	$21,500	$26,232					$47,732
Stephen P. McCall(1)	$6,250	$26,232					$32,482
John G. Bianco, III(1)(4)	$6,250						$6,250
Brigitte M. Bren(2)							$0
James L. Easton(2)							$0
J. Hale Hoak(3)	$15,000						$15,000
Rafer L. Johnson(3)	$20,000						$20,000
Robert P. Mosier(2)							$0
J. Fife Symington, IV(2)	$5,000						$5,000

(1)           Appointed to the board of directors effective November 17, 2009.
(2)           Resigned from the board of directors effective March 18, 2009.
(3)           Resigned from the board of directors effective November 17, 2009.
(4)           Resigned from the board of directors effective February 15, 2010.
(5)           The aggregate number of shares subject to stock awards as of December 31, 2009 was 321,211, 53,535 and 53,535 for each of MessrsDavis, Englander and McCall, respectively.  Mr. Bianco resigned from the board of directors on February 15, 2010 and his stock award relating to 53,535 shares terminated.

We currently pay Mr. Davis, the Chairman of our board of directors, an annual retainer of $100,000 and each of our other independent directors an annual retainer of $50,000, payable in quarterly installments in advance. Prior to their resignation as directors on November 17, 2009, we paid Mr. Johnson and Mr. Symington quarterly payments of $5,000.  In addition, on November 17, 2009, Mr. Hoak and Mr. Englander each received a one-time lump sum cash payment of $15,000 in recognition of their prior services as directors of the Company.

Upon appointment of the new members of our board of directors on November 17, 2009, we made a one-time grant of restricted stock under our 2005 Incentive Award Plan to each of our four independent directors.  Mr. Davis was awarded 321,211 restricted shares and each of Messrs. Bianco, Englander and McCall was awarded 53,535 restricted shares.  The restricted shares will vest in three equal installments on the first, second and third anniversaries of the grant date, November 17, 2009, subject to the continued service as a director and terms of the 2005 Incentive Award Plan and the grant award agreement.  The grants of restricted stock are subject to adjustment for the dilutive effect of any common stock issuance in connection with any exchange of the Company’s 3.75% Convertible Senior Notes due 2027 for shares of the Company’s common stock and the Company’s 10% Senior Secured Notes due 2012. On February 15, 2010, Mr. Bianco resigned from the board of directors (at which time his stock award was forfeited).  Mr. Bianco was replaced by Mr. Bernlohr on February 17, 2010.  As with the other recently appointed directors, on February 17, 2010, Mr. Bernlohr was awarded 53,535 restricted shares under our 2005 Incentive Award Plan, which will vest in three equal installments on the first, second and third anniversaries of the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our board of directors upon exercise of options, warrants or rights under all of our existing equity compensation plans.  Our existing equity compensation plans include our Amended and Restated 1995 Equity Participation Plan and our Amended and Restated 2005 Incentive Award Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	7,000(1)	$14.89	778,961(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	7,000	$14.89	778,961

(1)
Represents shares issued or to be issued pursuant to outstanding options granted under our Amended and Restated 1995 Equity Participation Plan and our Amended and Restated 2005 Incentive Award Plan (without giving effect to the reverse stock split set forth in Proposal 2 of this Proxy Statement and the amendments to the 2005 Incentive Award Plan set forth in Proposal 3 of this Proxy Statement).

(2)
Represents securities remaining available for issuance under our Amended and Restated 1995 Equity Participation Plan and our Amended and Restated 2005 Incentive Award Plan (without giving effect to the reverse stock split set forth in Proposal 2 of this Proxy Statement and the amendments to the 2005 Incentive Award Plan set forth in Proposal 3 of this Proxy Statement).  We do not intend to grant further awards under the Amended and Restated 1995 Equity Participation Plan but reserve the right to do so.

AUDIT COMMITTEE

Report of Audit Committee

Following is the report of the Audit Committee with respect to Ambassadors’ audited financial statements for the fiscal year ended December 31, 2009, and the related consolidated balance sheets, statements of operations, stockholders’ equity and cash flows and the notes thereto.

During the year 2009, at each of its meetings, the Audit Committee met with the senior members of Ambassadors’ financial management team and the independent auditors.  The Audit Committee’s agenda is established by the Chairman of the Audit Committee and our Chief Financial Officer.  During the year, the Audit Committee had private sessions with Ambassadors’ independent auditors at which candid discussions of financial management, accounting and internal control issues took place.

The Audit Committee reviewed with Ambassadors’ financial management team and the independent auditors overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of our internal controls, and the quality of our financial reporting.

The Audit Committee has reviewed with management the audited financial statements for the year ended December 31, 2009 in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that our audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to, concerns that the Audit Committee believes are particularly relevant to its oversight. These concerns include:

●
The presence of any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements.

●
Based on the independent auditors’ experience and their knowledge of Ambassadors, whether the financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

●	Based on the independent auditors’ experience and their knowledge of Ambassadors, whether our implemented internal controls and internal audit procedures are appropriate for Ambassadors.

●	The Audit Committee believes that by focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent auditors all other matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61, “Communication with Audit Committees.”  The Audit Committee received and discussed with the independent auditors their annual written report on their independence from Ambassadors and Ambassadors’ management, which is made under Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee necessarily relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements with generally accepted accounting principles in the United States.

In reliance on these reviews and discussions, the Audit Committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in Ambassadors’ Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

AUDIT COMMITTEE

Stephen P. McCall, Chairman
Timothy J. Bernlohr
Eugene I. Davis
Daniel J. Englander

Audit Committee’s Pre-Approval Policy

During fiscal year 2009, the Audit Committee of our board of directors approved policies and procedures for the pre-approval of all audit and non-audit services to be provided by our independent auditor and for the prohibition of certain services from being provided by the independent auditor.  We may not engage our independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to us by the independent auditor during the fiscal year.  At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy.  For any pre-

approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence.

If the cost of any service exceeds the pre-approved monetary limit, such service must be approved by the Audit Committee.  The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve any audit or non-audit services to be provided to us by the independent auditor.  The chairman must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting.

Independent Registered Public Accountants

The Company has selected Moss Adams LLP as its independent registered public accounting firm to audit its financial statements for the fiscal year ending December 31, 2010.  Moss Adams LLP served as the Company’s independent registed public accounting firm for the year ended December 31, 2009.  A representative of Moss Adams LLP is not expected to be present at the annual meeting of stockholders.

For the year ended December 31, 2008, Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm.  On July 6, 2009, the Audit Committee approved the dismissal of E&Y as the Company’s independent registered public accounting firm.

The audit report of E&Y on the Company’s consolidated financial statements as of and for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion or was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that “The accompanying financial statements have been prepared assuming that Ambassadors International, Inc. will continue as a going concern. The current economic environment is negatively impacting the Company. The Company has incurred recurring operating losses and is not in compliance with certain debt covenants at December 31, 2008. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As more fully described in Note 1, the Company has announced plans to be a cruise only company and has initiated a plan to sell all non-Windstar assets. The 2008 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.”

The audit report of E&Y on the Company’s consolidated financial statements as of and for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion or was not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of E&Y on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2008 and the subsequent interim period through July 6, 2009, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its reports.

During the two fiscal years ended December 31, 2008 and the subsequent interim period through July 6, 2009, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accountants

The following sets forth the fees for professional audit services and for other services rendered by Moss Adams LLP and E&Y, respectively, for the audits of our annual financial statements for fiscal years 2009 and 2008, respectively.

Audit Fees

Fees for audit services totaled approximately $274,300 in 2009 and $516,000 in 2008, including fees associated with the annual audit and the audit of internal control over financial reporting in 2009 and 2008, the reviews of our quarterly reports on Form 10-Q, audits of acquired entities and required statutory audits.

Audit Related Fees

Fees for audit related services totaled $2,000 in 2009 and $0 in 2008. Audit related services include statutory audits of foreign entities and debt compliance audits.

Tax Fees

Fees for tax services, including tax compliance and tax advisory services totaled approximately $0 in 2009 and $2,000 in 2008.

All Other Fees

In 2009 and 2008, we did not incur any other fees.

All services provided by our independent auditor in 2009 were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(g) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC.  Such officers, directors, and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.  Based solely upon our review of such forms furnished to us during the fiscal year ended December 31, 2009, and written representations from certain reporting persons, we believe that during 2009, all filing requirements applicable to our executive officers, directors and more than 10% stockholders have been complied with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under SEC rules, we are required to disclose material transactions with us in which “related persons” have a direct or indirect material interest. Related persons include any director, nominee for director, or executive officer of us, a 5% or greater stockholder and any immediate family members of such persons. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.

Our board of directors has adopted a written policy that requires the Audit Committee to review and approve any related party transactions. At each calendar year’s first regularly scheduled meeting of our board of directors on an annual basis, management is required to present to the Audit Committee specific information with respect to any such transaction expected to be entered into or continued during that calendar year. After reviewing this information, the Audit Committee will approve such transaction only if the following two conditions are met: (1) the transaction must be in the best interests (or not inconsistent with the best interests) of us and our stockholders; and (2) the transaction must be entered into by us on terms that are comparable to those that would be obtained in an arm’s length transaction with an unrelated third party. If any additional related party transactions are proposed to be entered into subsequent to our board of directors’ first calendar year meeting, management is required to present such transactions to the Audit Committee, or any special committee delegated by our board of directors, for approval or ratification at a subsequent meeting of our board of directors.

On March 23, 2010, we established a term loan and revolving credit facility for working capital purposes (the “Credit Facility”), the terms of which are governed by a Credit and Guaranty Agreement (the “Credit Agreement”), by and among the Company, our subsidiaries (as borrowers and/or guarantors), Whippoorwill Associates, Inc. (and/or certain funds and accounts managed by it) (“Whippoorwill”), as lenders, and Law Debenture Trust Company of New York, as administrative agent and as collateral agent.  Whippoorwill is a significant stockholder of the

Company as well as a holder of the Company’s outstanding Senior Secured Notes   The Credit Facility provides for a $5 million revolving credit facility and for a $10 million term loan to be drawn in two tranches, all of which is to be used to fund dry-dock costs for two Windstar vessels as well as working capital and other corporate purposes of the Company and its subsidiaries. On March 23, 2010, the first tranche of the term loan, in the amount of $7.5 million, was funded.  Borrowings under the Credit Facility bear interest at a rate of 12 percent per annum, are secured (on a first priority basis) by substantially all the assets of the Company and its subsidiaries, and mature on January 2, 2012.  The Credit Facility provides for payment of a 4% annual facility fee to the lenders and customary agent fees.

On May 1, 2009, the Company and its wholly-owned subsidiary, Ambassadors Marine Group, LLC (“AMG”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Bellwether Financial Group, Inc., a Delaware corporation (the “Buyer”), which is an affiliate of Mr. Ueberroth, our former president, chief executive officer and chairman.  Pursuant to the terms of the Purchase Agreement, the Buyer acquired all of the issued and outstanding membership interests of AMG from the Company for a purchase price equal to $5,000,000.

OTHER MATTERS

Communications with the Board

Any stockholder may communicate with our board of directors and its committees.  Our board of directors has established the following system to receive, track and respond to communications from stockholders addressed to our board of directors and its committees and members.

Any stockholder may address his or her communication to our board of directors, a committee of our board of directors, or an individual member of our board of directors and send the communication addressed to the recipient group or individual, care of Ambassadors International, Inc., Corporate Secretary, 2101 Fourth Avenue, Suite 201, Seattle, Washington 98121.  The Corporate Secretary will review all communications and deliver the communications to the appropriate party in the Corporate Secretary’s discretion.  The Corporate Secretary may take additional action or respond to communications in accordance with instructions from the recipient of the communication.

Stockholder Proposals for the 2011 Annual Meeting

In the event that a stockholder desires to have a proposal considered for presentation at the 2011 annual meeting of stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to our Corporate Secretary so that it is received no later than December 31, 2010.  Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

We expect to hold our 2011 annual meeting of stockholders on or about June 1, 2011.  Our Bylaws provide that if a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2011 annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, we must receive notice of such proposal not less than 50 days nor more than 75 days prior to the meeting.  The notice must comply with our Bylaws. Notices should be directed to the attention of the Corporate Secretary, Ambassadors International, Inc., 2101 Fourth Avenue, Suite 201, Seattle, Washington 98121.

Annual Report on Form 10-K; Incorporation by Reference

Our Annual Report on Form 10-K for the year ended December 31, 2009 is included with your proxy statement and will be available without charge on our website, www.ambassadors.com by clicking on “Investor Information” and “SEC Filings.”  We are providing the address to our Internet site solely for the information of investors.  We do not intend the address to be an active link or to otherwise incorporate the contents of the website into this report.  In addition to the website, a copy of our Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to stockholders by writing to our Corporate Secretary at Ambassadors International, Inc., 2101 Fourth Avenue, Suite 201, Seattle, Washington 98121.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, which might incorporate future filings made by us under those statutes, the Compensation Committee Report and the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such report by reference therein.  In addition, information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

By Order of the Board of Directors

Mark Detillion
Corporate Secretary

Seattle, Washington
[June________, 2010]

Appendix A

PROPOSED AMENDMENT TO
THE CERTIFICATE OF INCORPORATION OF
AMBASSADORS INTERNATIONAL, INC.

RESOLVED, that the Certificate of Incorporation of Ambassadors International, Inc., as amended, shall be amended as follows:

The first paragraph of Article IV is hereby amended to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seven Million (7,000,000), consisting of Five Million (5,000,000) shares of common stock, par value $.01 per share, and Two Million (2,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”).  The designation, powers, preferences and relative, participating, option or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.”

The following is hereby added at the end of Article IV:

“Reverse Stock Split

On the effective date of the amendment revising Article IV and adding this paragraph to Article IV pursuant to the General Corporation Law of the State of Delaware (the “Effective Date”), each share of Common Stock, par value $.01 per share (the “Old Common Stock”), issued and outstanding immediately before the Effective Date, shall be and hereby is, reclassified as and changed into one-eight (1/8) of a share of Common Stock, par value $.01 per share (the “New Common Stock”).  The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Old Common Stock in exchange for certificates representing Old Common Stock.  From and after the Effective Date, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock.  The Corporation shall not issue fractional shares of New Common Stock.  Any fractional share that would otherwise be issuable as a result of the split shall be rounded up to the nearest whole share of New Common Stock.  From and after the Effective Date, the term “New Common Stock” as used in this Article IV shall mean Common Stock as provided in the Certificate of Incorporation.”

A-1

Appendix B

AMENDMENT NO. 1
TO THE
AMBASSADORS INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

WHEREAS, Ambassadors International, Inc. (the “Company”) adopted the 2005 Incentive Award Plan (the “Plan”) on March 18, 2005, effective upon stockholder approval on May 13, 2005; and

WHEREAS, the Board of Directors of the Company adopted an amendment and restatement of the Plan, effective upon stockholder approval on May 10, 2007; and

WHEREAS, the Board of Directors now desires to further amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

A.           Section 1.4 of the Plan is hereby amended by deleting the number “five hundred thousand (500,000)” and by inserting the number “seven hundred thousand (700,000)” in its stead.

B.           Section 2.1(a) of the Plan is hereby amended by deleting the number “one million two hundred thousand (1,200,000)” and by inserting the number “three million two hundred thousand (3,200,000)” in its stead.

C.           This Amendment shall be effective as of the date hereof, subject to the approval of the stockholders of the Company at the 2010 Meeting of Stockholders.  In the event such stockholder approval is not obtained at the 2010 Meeting of Stockholders, this Amendment, and any Awards granted under the Plan pursuant to this Amendment, shall be cancelled and become null and void.

D.           Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.  A copy of the Plan as hereby amended is attached hereto.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the [__] day of June, 2010.

AMBASSADORS INTERNATIONAL, INC.

By:
Name: Title:

AMBASSADORS INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

The Board of Directors (“Board of Directors”) of Ambassadors International, Inc., a Delaware corporation (the “Company”) adopted the 2005 Incentive Award Plan (the “Plan”) on March 18, 2005, effective upon the approval of the Plan by the Company’s stockholders. The Company’s stockholders approved the Plan at the Company’s meeting of stockholders held on May 13, 2005.

The Company, by resolution of the Board of Directors, hereby adopts this amendment and restatement of the Plan. This amendment and restatement of the Plan amends such Plan to: increase the Award Limits (as defined herein) from 200,000 shares of Common Stock (as defined herein) to 500,000 shares, and from $500,000 to $2,000,000 cash; change the definition of Fair Market Value (as defined herein); and increase the number of authorized shares of Common Stock available under the Plan from 600,000 shares to 1,200,000 shares. This amendment and restatement of the Plan shall be effective upon its approval by the Company’s stockholders (the “Effective Date”). This amendment and restatement of the Plan shall be presented to the Company’s stockholders for approval, and such approval shall be deemed to be the approval of this amendment and restatement of the Plan for purposes of Sections 162(m) and 422 of the Code (as defined herein). In the event that the Company’s stockholders fail to so approve this amendment and restatement of the Plan, such amendment and restatement shall not become effective and shall be null and void, and the Plan (as in effect prior to the amendment and restatement) shall remain in full force and effect in accordance with the terms thereof.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.           “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 11.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

1.2.           “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.           “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.           “Award Limit” shall mean five hundred thousand (700,000) shares of Common Stock, as adjusted pursuant to Section 12.3; provided, however, that, solely with respect to Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean two million dollars ($2,000,000).

1.5.           “Board” shall mean the Board of Directors of the Company.

1.6.           “Change in Control” means the occurrence of any of the following events:

(a)           the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 40% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(i)           an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company,

(ii)           an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii)           an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c);

provided, however, that notwithstanding the foregoing, an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of the Company’s then outstanding voting securities shall not be considered an acquisition by any person or group for purposes of this subsection (a); provided, however, that if a person or group shall become the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control;

(b)           individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c)           the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of the Company’s assets or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A)           which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction,

(B)           after which more than 50% of the members of the board of directors of the Successor Entity were members of the Incumbent Board at the time of the Board’s approval of the agreement providing for the transaction or other action of the Board approving the transaction, and

(C)           after which no person or group beneficially owns voting securities representing 40% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subsection (iii) as beneficially owning 40% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)           stockholder approval of a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

1.7.           “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8.           “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.

1.9.           “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.10.           “Company” shall mean Ambassadors International, Inc., a Delaware corporation.

1.11.           “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

1.12.           “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan.

1.13.           “Director” shall mean a member of the Board.

1.14.           “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.

1.15.           “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.16.           “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.17.           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.18.           “Fair Market Value” of a share of Common Stock as of a given date shall be: (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not  publicly traded on an exchange, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.19.           “Holder” shall mean a person who has been granted or awarded an Award.

1.20.           “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.21.           “Independent Director” shall mean a member of the Board who is not an Employee.

1.22.           “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.23.           “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

1.24.           “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.25.           “Performance Criteria” means the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (a) net earnings (either before or after (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) sales or revenue, (c) net income (either before or after taxes), (d) operating earnings, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on stockholders’ equity, (h) return on sales, (i) gross or net profit margin, (j) expense, (k) working capital, (l) earnings per share,

(m) price per share of Common Stock, and (n) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Award; provided, however, that each Performance Criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.26.           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of any Holder of a Performance Award (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

1.27.           “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.28.           “Plan” shall mean the 2005 Incentive Award Plan, as amended and restated, of Ambassadors International, Inc.

1.29.           “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.30.           “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Article VIII.

1.31.           “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.32.           “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.33.           “Securities Act” shall mean the Securities Act of 1933, as amended.

1.34.           “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.35.           “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a key Employee, Independent Director or Consultant in cash, awarded under Article VIII of the Plan.

1.36.           “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.37.           “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.38.           “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.39.           “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.40.           “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.           Shares Subject to Plan.

(a)           Subject to Section 12.3 and Section 2.1(b), the maximum number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan shall be three million two hundred thousand (3,200,000) shares.

(b)           To the extent that an Award terminates, expires, or lapses for any reason, any shares of Common Stock then subject to such Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1(a). Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

2.2.           Stock Distributed. Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.

2.3.           Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee, Independent Director or Consultant during each calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1.           Award Agreement.

Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.           Provisions Applicable to Section 162(m) Participants.

(a)           The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b)           Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c)           To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)           Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3.           Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.           Consideration.

In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

3.5.           At-Will Employment.

Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES, CONSULTANTS AND INDEPENDENT DIRECTORS

4.1.           Eligibility.

Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2.           Disqualification for Stock Ownership.

No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3.           Qualification of Incentive Stock Options.

No Incentive Stock Option shall be granted to any person who is not an Employee.

4.4.           Granting of Options to Employees and Consultants.

(a)           The Administrator shall from time to time, in its absolute discretion, and, subject to applicable limitations of the Plan:

(i)           Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii)           Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii)           Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv)           Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b)           Upon the selection of a key Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c)           Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5.           Granting of Options to Independent Directors.

The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a)           Select from among the Independent Directors (including Independent Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b)           Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors; and

(c)           Subject to the provisions of Article 5, determine the terms and conditions of such Options, consistent with the Plan.

All the foregoing Option grants authorized by this Section 4.5 are subject to stockholder approval of the Plan.

4.6.           Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Independent Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.

TERMS OF OPTIONS

5.1.           Option Price.

The price per share of the shares subject to each Option granted to Employees, Independent Directors and Consultants shall be set by the Administrator; provided, however, that:

(a)           In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

(b)           In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(c)           In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

5.2.           Option Term.

The term of an Option granted to an Employee, Independent Director or Consultant shall be set by the Administrator in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.

5.3.           Option Vesting.

(a)           The period during which the right to exercise, in whole or in part, an Option granted to an Employee, Independent Director or a Consultant vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Holder who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee, Independent Director or Consultant vests.

(b)           No portion of an Option granted to an Employee, Independent Director or Consultant which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c)           To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof, within the meaning of Section 424 of the Code, exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

5.4.           Substitute Awards.

Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1.           Partial Exercise.

An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.           Manner of Exercise.

All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Board, or his, her or its office, as applicable:

(a)           A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)           Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)           In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d)           Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3.           Conditions to Issuance of Stock Certificates.

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)           The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)           The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e)           The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4.           Rights as Stockholders.

Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5.           Ownership and Transfer Restrictions.

The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.6.           Additional Limitations on Exercise of Options.

Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1.           Eligibility.

Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Administrator determines is a key Employee, or any Independent Director or any Consultant who the Administrator determines should receive such an Award.

7.2.           Award of Restricted Stock.

(a)           The Administrator may from time to time, in its absolute discretion:

(i)           Determine which Employees are key Employees, and select from among the Key Employees, Independent Directors or Consultants (including Employees, Independent Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii)           Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b)           The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c)           Upon the selection of an Employee, Independent Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.           Rights as Stockholders.

Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.           Restriction.

All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable; and, provided, however, that the Administrator in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise.

7.5.           Repurchase of Restricted Stock.

The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship, or Termination of

Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise.

7.6.           Escrow.

The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7.           Legend.

In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8.           Section 83(b) Election.

If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,
STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1.           Eligibility.

Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee whom the Administrator determines is a key Employee, or any Independent Director or any Consultant whom the Administrator determines should receive such an Award.

8.2.           Performance Awards.

(a)           Any key Employee, Independent Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, Independent Director or Consultant.

(b)           Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Section 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Section 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Section 162(m) Participant under this Section 8.2(b) during any calendar year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Section 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

8.3.           Dividend Equivalents.

(a)           Any key Employee, Independent Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock, Performance Award or Restricted Stock Unit award is granted and the date such Stock Appreciation Right, Deferred Stock, Performance Award or Restricted Stock Unit award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)           Any Holder of an Option who is an Employee, Independent Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option vests, is exercised, or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(c)           Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

8.4.           Stock Payments.

Any key Employee, Independent Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5.           Deferred Stock.

Any key Employee, Independent Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6.           Restricted Stock Units. Any key Employee, Independent Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Independent Director or Consultant. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed. The Administrator shall specify the purchase price, if any, to be paid by the Employee, Independent Director or Consultant to the Company for such shares of Common Stock to be distributed pursuant to the Restricted Stock Unit award.

8.7.           Term.

The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.

8.8.           Exercise or Purchase Price.

The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.9.	Exercise upon Termination of Employment, Termination of Consultancy or Termination of Directorship.

A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Consultant or Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.

8.10.	Form of Payment.

Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1.	Grant of Stock Appreciation Rights.

A Stock Appreciation Right may be granted to any key Employee, Independent Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2.	Coupled Stock Appreciation Rights.

(a)           A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)           A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)           A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3.	Independent Stock Appreciation Rights.

(a)           An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that unless the Administrator otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Independent Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b)           An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4.	Payment and Limitations on Exercise.

(a)           Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised). The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b)           Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

COMPLIANCE WITH SECTION 409A OF THE CODE

10.1.           Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article X, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article X.

10.2.           Distributions under a Section 409A Award.

(a)           Subject to subsection (b), any shares of Common Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i)           the Holder’s separation from service, as determined by the Secretary of the Treasury,

(ii)           the date the Holder becomes disabled,

(iii)           the Holder’s death,

(iv)           a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation,

(v)           to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi)           the occurrence of an unforeseeable emergency with respect to the Holder.

(b)           In the case of a Holder who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Holder’s separation from service (or, if earlier, the date of the Holder’s death). For purposes of this subsection (b), a Holder shall be a specified employee if such Holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c)           The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Holder’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)           For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

10.3.           Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Common Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

10.4.           Elections under Section 409A Awards.

(a)           Any deferral election provided under or with respect to an Award to any Employee, Independent Director or Consultant, or to the Holder of a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii), any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(i)           In the case of the first year in which an Employee, Independent Director or Consultant, or the Holder, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Employee, Independent Director or Consultant, or the Holder, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii)           In the case of any performance-based compensation based on services performed by an Employee, Independent Director or Consultant, or the Holder, over a period of at least twelve (12) months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b)           In the event that a Section 409A Award permits, under a subsequent election by the Holder of such Section 409A Award, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i)           such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,

(ii)           in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a

period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii)           in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

10.5.           Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

ARTICLE XI.

ADMINISTRATION

11.1.           Compensation Committee.

The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

11.2.           Duties and Powers of Committee.

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options and Dividend Equivalents granted to Independent Directors.

11.3.           Majority Rule; Unanimous Written Consent.

The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

11.4.           Compensation; Professional Assistance; Good Faith Actions.

Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

11.5.           Delegation of Authority to Grant Awards.

The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals: (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

12.1.           Transferability of Awards.

(a)           Except as otherwise provided in Section 12.1(b):

(i)           No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)           No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent award, Stock Payment award or Restricted Stock Unit award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)           During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)           Notwithstanding Section 12.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 12.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

12.2.           Amendment, Suspension or Termination of the Plan.

Except as otherwise provided in this Section 12.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) expand the classes of persons to whom Awards may be granted under the Plan, or (iii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a)           The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b)           The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 12.4.

12.3.           Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)           Subject to Section 12.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)           The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, and the maximum number and kind of shares which may be granted or issued as Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Dividend Equivalent awards, Deferred Stock awards or Stock Payment awards, and adjustments of the Award Limit);

(ii)           The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii)           The grant or exercise price with respect to any Award.

(b)           Subject to Sections 12.3(c) and 12.3(e), in the event of any transaction or event described in Section 12.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)           To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)           To provide that the Award cannot vest, be exercised or become payable after such event;

(iii)           To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(iv)           To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v)           To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi)           To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c)           Notwithstanding any other provision of the Plan, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Committee may cause any or all Awards outstanding hereunder to be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for any such Award, the Committee may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. Upon, or in anticipation of, a merger, consolidation or other similar transaction involving the Company, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such transaction; provided, however, that each Participant shall have the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.3(c), this Section 12.3(c) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

(d)           Subject to Sections 12.3(e), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e)           With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 12.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 12.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

(f)           The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)           No action shall be taken under this Section 12.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

12.4.           Approval of Amendment and Restatement of Plan by Stockholders.

The amendment and restatement of the Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the amendment and restatement of the Plan. No Awards may be granted or awarded prior to such stockholder approval. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan, as amended and restated to include the Performance Criteria.

12.5.           Tax Withholding.

The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

12.6.           Prohibition on Repricing. Subject to Section 12.3, the Administrator shall not, without the approval of the stockholders of the Company authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company.

12.7.           Forfeiture Provisions.

Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Directorship or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of

Employment, Termination of Directorship or Termination of Consultancy for “cause” (as such term is defined in the sole and absolute discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Holder).

12.8.           Effect of Plan upon Options and Compensation Plans.

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.9.           Compliance with Laws.

The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.10.           Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

12.11.           Governing Law.

The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

*    *    *    *    *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Ambassadors International, Inc. on March 1, 2007.

*    *    *    *    *

I hereby certify that the foregoing Plan was approved by the stockholders of Ambassadors International, Inc. on                     , 2007.

Executed on this          day of                     , 2007.

Corporate Secretary

PROXY
AMBASSADORS INTERNATIONAL, INC
2101 FOURTH AVENUE, SUITE 201
SEATTLE, WASHINGTON 98121
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, and appoints Hans Birkholz and Mark Detillion and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Ambassadors International, Inc. (the “Company”) held of record by the undersigned as of the close of business on July 18, 2010, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on July 30, 2010, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth below.

This Proxy, when properly executed, will be voted in the manner directed herein. This Proxy will be voted FOR the election of the director listed, FOR the Reverse Stock Split Amendment, FOR the amendment to the Incentive Award Plan, subject to the rules regarding discretionary broker voting, if no specification is made.

(PLEASE DATE AND SIGN ON REVERSE SIDE)
Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

This Proxy, when properly executed, will be voted in the manner directed herein. This Proxy will be voted FOR the election of the directors listed and FOR the other proposals if no specification is made.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Please mark your votes as in this example.	☑

1.	To elect one (1) Class I director to hold office for a three-year term and until their respective successors are elected and qualified.

Term expiring in 2013	VOTE FOR	VOTE WITHHELD
01 Stephen P. McCall	all nominees listed to the left	for all nominees
	(except as marked to the contrary below)	


To withhold authority for any individual nominee, write that nominee’s name in the space provided below:

=	2.
To approve an amendment to the Company’s Certificate of Incorporation to (i) effectuate a reverse split of our issued and outstanding shares of common stock at a ratio of 1-for-8, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share, and (ii) to proportionally reduce the total number of shares of Common Stock that the Company is authorized to issue.
			FOR 	AGAINST 	ABSTAIN 

	3.	To approve amendments to the Incentive Award Plan	FOR 	AGAINST 	ABSTAIN 

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.	I will attend in person 

RSVP We request that you advise us of your intention to attend the annual meeting in person so that we can make arrangements for suitable accommodations. (Your failure to advise us of your intentions will not prevent you from attending the meeting in person.)

Signature	Signature if held jointly	Date	, 2009
Note: Signature should be the same as the name printed above. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing.
éFOLD AND DETACH HEREé